Exhibit 99.1

Turtle Beach Corporation Announces

Fourth Quarter and Full Year 2025 Results

– Net Revenue for the Fourth Quarter of $118.8 Million and $319.9 Million for Full Year 2025 –

– Gross Margin Improvement to 40.1% for the Fourth Quarter and to 37.3% for Full Year 2025 –

– Net Income for the Fourth Quarter of $17.6 Million and $15.7 Million for Full Year 2025 –

– Adjusted EBITDA for the Fourth Quarter of $28.1 Million and $40.1 Million for Full Year 2025 –

– Initiating Full Year 2026 Revenue & Adjusted EBITDA Guidance –

San Diego, CA – March 12, 2026 – Turtle Beach Corporation (Nasdaq: TBCH), a leading gaming accessories brand, today reported financial results for the fourth quarter and full year ended December 31, 2025 and provided full year 2026 guidance for net revenue and Adjusted EBITDA.

Fourth Quarter Highlights

•
Net Revenue was $118.8 million.
•
Gross Margins were 40.1%, a year-over-year improvement of 310 basis points.
•
Net Income was $17.6 million.
•
Adjusted EBITDA was $28.1 million.

Full Year 2025 Highlights

•
Net Revenue was $319.9 million.
•
Gross Margins were 37.3%, a year-over-year improvement of 270 basis points.
•
Net Income was $15.7 million.
•
Adjusted EBITDA was $40.1 million.
•
Repurchased $19.0 million of Turtle Beach shares during the year at an average purchase price of $14.09 per share.

“Our team operated with strong discipline in 2025, executing our strategic initiatives to sharpen our competitive edge,” said Cris Keirn, Chief Executive Officer of Turtle Beach Corporation. “Although our fourth quarter and full-year results were below guidance due primarily to softness in North American gaming accessories markets and a lighter holiday sell-through environment, we took steps to manage costs, protect our brand position, and prepare the Company for renewed growth.”

“Through cost optimization initiatives and tariff mitigation strategies, we achieved gross margins of 40.1% in the fourth quarter, and 37.3% for the full year, the highest annual level since 2018. These margin improvements helped offset market pressures and preserve profitability in a difficult operating environment.

“In 2025, we remained focused on advancing innovation across our platforms while increasing the speed and efficiency of our product development cycle. We also strengthened our balance sheet by refinancing our prior debt facilities. Throughout the year, we returned $19 million to shareholders through our share buyback program, bringing the total to nearly $47 million since 2024, demonstrating our commitment to disciplined capital allocation.

"Looking ahead to 2026, we remain optimistic. Although first-quarter trends reflect continued market softness, we believe the remainder of the year presents substantial growth potential for the industry and for Turtle Beach. Our expanded lineup, improved operational efficiency, and stronger balance sheet provide multiple levers for growth as gaming engagement trends elevate and our significant product launch plans for 2026 are realized. With our operational improvements firmly embedded and a strong foundation in place, Turtle Beach is well-positioned to see momentum build meaningfully as the year progresses, enabling us to capitalize on a market recovery and drive sustainable long-term shareholder value.”

Share Repurchase Update

For the fourth quarter ended December 31, 2025, the Company repurchased approximately 140,000 shares of common stock for an aggregate purchase price of $1.9 million. For the full year ended December 31, 2025, the Company repurchased 1,345,800 shares for an aggregate purchase price of $19.0 million, or $14.09 per share. As of December 31, 2025, the Company has approximately $58 million remaining under the current share repurchase program. Share buybacks remain a cornerstone of Turtle Beach’s capital allocation strategy, and the Company intends to be opportunistic in repurchasing shares in the event of price dislocation.

Balance Sheet Summary

At December 31, 2025, the Company had net debt of $68.1 million, comprised of $85.1 million of borrowings less $17.0 million of cash. The Company expects net debt to decline substantially in the first quarter as holiday season receivables are collected, consistent with normal seasonal working capital patterns. First quarter trends to date support this expectation.

Financial Outlook

The Company is initiating guidance for the full year 2026. Net revenues are expected to be between $335 million and $355 million, representing 5% to 11% year-over-year growth.

Adjusted EBITDA is expected to be between $44 million and $48 million, representing 10% to 20% year-over-year growth.

The Company’s outlook for both net revenue and Adjusted EBITDA include continued headwinds for gaming accessories markets in the first quarter of 2026, and we are forecasting a modest and gradual improvement in market trends as the year progresses.

Looking ahead beyond 2026, the Company is encouraged by the gaming industry pipeline. The anticipated launch of Grand Theft Auto VI in late 2026 is expected to be a significant industry event, and major game releases of this scale have historically driven increased gaming engagement and accessory demand. While the Company is not providing specific guidance beyond 2026 at this time, it believes the combination of its product innovation, brand strength, and favorable industry dynamics positions it for growth opportunities as these catalysts materialize.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, March 12, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), during which management will discuss fourth quarter and full year results and provide commentary on business performance and its current outlook for 2026. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 1-844-826-3035 or 1-412-317-5195.

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at corp.turtlebeach.com, along with a copy of the earnings press release and an updated investor presentation. A telephone replay of the call will be available through March 26, 2026, and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10205777. A replay of the webcast will also be available on the investor relations website for a limited time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its preliminary results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for the three and twelve months ended December 31, 2025, and December 31, 2024.

By providing full year 2026 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2026 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS:

Investors:

tbch@icrinc.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Net revenue	$118,779	$146,077	$319,914	$372,766
Cost of revenue	71,183	92,088	200,631	243,784
Gross profit	47,596	53,989	119,283	128,982

Operating expenses:
Selling and marketing	14,788	16,140	52,485	52,429
Research and development	4,261	4,502	16,886	17,304
General and administrative	7,263	8,899	30,374	28,388
Insurance recovery	—	—	(9,404)	—
Acquisition-related costs	340	1,018	1,424	10,832
Total operating expenses	26,652	30,559	91,765	108,953

Operating income	20,944	23,430	27,518	20,029
Interest expense	1,998	2,986	9,771	8,068
Other expense, net	165	315	945	1,289
Income before income tax	18,781	20,129	16,802	10,672
Income tax expense (benefit)	1,172	(10)	1,071	(5,511)
Net income	$17,609	$20,139	$15,731	$16,183

Net income per share
Basic	$0.89	$1.01	$0.78	$0.81
Diluted	$0.87	$0.95	$0.77	$0.78

Weighted average number of shares:
Basic	19,818	19,937	20,263	20,022
Diluted	20,257	21,136	20,456	20,832

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	December 31,	December 31,
	2025	2024

ASSETS
Current Assets:
Cash and cash equivalents	$16,963	$12,995
Accounts receivable, net	76,797	93,118
Inventories	69,222	71,251
Prepaid expenses and other current assets	10,831	11,007
Total Current Assets	173,813	188,371
Property and equipment, net	2,995	5,844
Goodwill	50,428	52,942
Intangible assets, net	34,344	42,398
Other assets	7,474	9,306
Total Assets	$269,054	$298,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$29,383	$49,412
Accounts payable	24,934	34,839
Term Loan, current	8,571	1,250
Other current liabilities	24,789	38,171
Total Current Liabilities	87,677	123,672
Term Loan, non-current	46,339	45,620
Income tax payable	820	1,362
Other liabilities	5,720	7,603
Total Liabilities	140,556	178,257
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 19,185,869 and 19,961,696 shares issued and outstanding as of December 31, 2025 and 2024, respectively	19	20
Additional paid-in capital	229,189	239,983
Accumulated deficit	(102,363)	(118,094)
Accumulated other comprehensive income (loss)	1,653	(1,305)
Total Stockholders’ Equity	128,498	120,604
Total Liabilities and Stockholders’ Equity	$269,054	$298,861

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Year Ended
	December 31, 2025	December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,731	$16,183
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,373	4,407
Fair value step-up adjustment to acquired inventory	—	2,085
Amortization of intangible assets	8,057	6,984
Amortization of debt financing costs	971	902
Loss on extinguishment of debt	1,921	—
Stock-based compensation	6,180	6,172
Deferred income taxes	(115)	(6,859)
Change in sales returns reserve	(824)	784
Provision for obsolete inventory	3,012	5,661
Loss on impairment of assets	—	753
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	17,090	(15,624)
Inventories	(983)	(12,257)
Prepaid expenses and other assets	(529)	(227)
Accounts payable	(9,955)	(1,088)
Income taxes payable	(1,643)	(159)
Other	(7,828)	(1,956)
Net cash provided by operating activities	35,458	5,761
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,419)	(4,914)
Acquisition of a business, net of cash acquired	2,515	(77,294)
Net cash provided by (used for) investing activities	1,096	(82,208)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facility	207,949	346,906
Repayment of revolving credit facility	(227,978)	(297,494)
Proceeds from term loan	60,000	50,000
Repayment of term loan	(53,244)	(1,042)
Proceeds from exercise of stock options and warrants	1,989	3,356
Repurchase of common stock	(18,965)	(27,778)
Debt financing costs	(2,334)	(2,897)
Net cash (used for) provided by financing activities	(32,583)	71,051
Effect of exchange rate changes on cash and cash equivalents	(3)	(335)
Net increase (decrease) in cash and cash equivalents	3,968	(5,731)
Cash and cash equivalents - beginning of period	12,995	18,726
Cash and cash equivalents - end of period	$16,963	$12,995

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income	$17,609	$20,139	$15,731	$16,183
Interest expense, net	1,998	2,986	9,771	8,068
Depreciation and amortization	3,120	3,287	12,430	11,391
Stock-based compensation	1,874	2,724	6,180	6,172
Income tax (benefit) expense (1)	1,172	(10)	1,071	(5,511)
Restructuring expense (2)	1,143	310	1,620	1,967
Acquisition-related costs and lease impairment (3)	340	1,018	1,424	10,832
Loss on inventory in transit and other costs (4)	506	3,398	1,111	3,398
Fair value step-up adjustment to acquired inventory (5)	—	—	—	2,084
Litigation proceedings and other (6)	355	1,803	164	1,833
Insurance recovery (7)	—	—	(9,404)	—
Adjusted EBITDA	$28,117	$35,655	$40,098	$56,417

(1)
An income tax benefit of $7.0 million was recorded in the three months ended March 31, 2024 as a result of the reversal of a portion of the Company’s deferred tax asset valuation allowance.
(2)
Costs in connection with reorganization of operations which primarily include severance, related benefits and post-acquisition costs related to PDP acquisition.
(3)
Costs incurred in connection with the PDP acquisition, including professional fees such as legal and accounting along with other integration-related costs and warehouse lease impairment.
(4)
Loss of inventory while in transit.
(5)
Costs related to the step-up of acquired finished goods inventory to fair market value as required under purchase accounting. This step-up in value over original cost is recorded as a charge to “cost of revenue” as such inventory is sold.
(6)
Legal and other professional fees associated with certain litigation proceedings and settlements.
(7)
Insurance proceeds from claims related to a loss of inventory while in transit that occurred primarily in the fourth quarter of 2024.